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                                                                   EXHIBIT 2.1.2

                          SECOND AMENDMENT TO AGREEMENT
                               AND PLAN OF MERGER


         THIS SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER ("Second Amendment") is dated as of September 17, 2002 by and among O2WIRELESS SOLUTIONS, INC., a Georgia corporation (the "Company"), BARAN GROUP, LTD., a corporation organized under the laws of Israel ("Parent") and BARAN ACQUISITION SUB, INC., a Georgia corporation and a direct wholly owned subsidiary of Parent ("Merger Sub").

         WHEREAS, the Company, Parent and Merger Sub are parties to an Agreement and Plan of Merger dated as of June 5, 2002, and amended as of August 28, 2002 (the "Agreement");

         WHEREAS, the parties have determined that it is in their respective best interests and, as to the Company and Parent, their respective stockholders to further amend the Agreement.

         NOW, THEREFORE, in consideration of the covenants, representations and warranties contained herein, the parties hereto intending to be legally bound hereby, agree as follows:

         1. CAPITALIZED TERMS. Capitalized terms within this Second Amendment shall have the meanings assigned thereto in the Agreement.

         2.       AMENDMENT TO TERMINATION FEE. The Termination Fee set forth in
Section 8.5(b) of the Agreement is hereby amended to equal seven hundred thousand dollars ($700,000) plus reasonable expenses incurred in connection with the transactions contemplated by the Agreement

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Parent and Merger Sub as follows:

                  (a) The Company has all necessary corporate power and authority to execute this Second Amendment.

                  (b) No other corporate proceedings are necessary on behalf of the Company to authorize this Second Amendment.

                  (c) This Second Amendment has been duly and validly executed by the Company and constitutes a valid, legal and binding agreement enforceable against the Company in accordance with its terms (other than to the extent enforceability is limited by any provisions of the Agreement).

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                  (d)      The Board of Directors of the Company has authorized
the execution and delivery of this Second Amendment and has resolved, notwithstanding the amendment to the Termination Fee, (i) that the Agreement and the transactions contemplated thereby, including the Merger, remain advisable and fair and in the best interests of the Company and its stockholders and (ii) to recommend that the stockholders of the Company approve and adopt the Agreement as amended by this Second Amendment.

         4. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB. Parent and Merger Sub hereby represent and warrant to the Company as follows:

                  (a) Parent and Merger Sub have all necessary corporate power and authority to execute this Second Amendment.

                  (b) No other corporate proceedings are necessary on behalf of Parent or Merger Sub to authorize this Second Amendment.

                  (c) This Second Amendment has been duly and validly executed by Parent and Merger Sub and constitutes a valid, legal and binding agreement enforceable against each of them in accordance with its terms (other than to the extent enforceability is limited by any provisions of the Agreement).

         5. NO WAIVERS OR RELEASES. No waiver or release of any right or claim in favor of any party under the Agreement shall arise or be deemed to arise as a result of such party's execution of this Second Amendment.

         6. EFFECT ON AGREEMENT. Except as otherwise provided by this Second Amendment, the Agreement shall remain in full force and effect in accordance with its terms.


                                     BARAN GROUP, LTD.


                                     By:  /s/ Meir Dor
                                         --------------------------------------
                                              Meir Dor
                                              Chairman of the Board


                                     BARAN ACQUISITION SUB, INC.


                                     By:  /s/ Meir Dor
                                         --------------------------------------
                                              Meir Dor, President


                                     O2WIRELESS SOLUTIONS, INC.


                                     By:  /s/ Andrew D. Roscoe
                                         --------------------------------------
                                              Andrew D.Rscoe, Chairman and
                                              Co-CEO

                                     O2WIRELESS SOLUTIONS, INC.


                                     By:  /s/ William J. Loughman
                                         --------------------------------------
                                             William J. Loughman, President and
                                             Co-CEO


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